EXHIBIT 99.2
                                                                    ------------


FOR IMMEDIATE RELEASE                                CONTACT: Caren W. Steffes
Friday, April 6, 2001                                         (281) 492-5393

                         DIAMOND OFFSHORE DRILLING, INC.
               ANNOUNCES PRICING OF SENIOR CONVERTIBLE DEBENTURES
               --------------------------------------------------

Houston, Texas, April 6, 2001-Diamond Offshore Drilling, Inc. (NYSE: DO) today announced that it had priced a private placement of 30-year senior convertible debentures at a 25% conversion premium to yesterday's closing price on the New York Stock Exchange of $39.22 per share of Diamond Offshore common stock. The debentures are convertible into shares of Diamond Offshore common stock at an initial conversion rate of 20.3978 shares per $1,000 principal amount of debentures.

The debentures will bear regular cash interest at 1.5% per year. The debentures will bear contingent interest during any six-month period commencing after April 15, 2008 if the average market price of a debenture for a measurement period preceding such six month period equals 120% or more of the principal amount of the debenture and the Company pays a regular cash dividend during such period. The contingent interest payable per debenture in respect of any six-month period will equal 50% of regular cash dividends paid by the Company per share on the Diamond Offshore common stock during that period multiplied by the conversion rate.

Diamond Offshore has the right to redeem the debentures after seven years at a price equal to 100% of the principal amount of the debentures to be redeemed plus accrued and unpaid interest. Holders have the right to require Diamond Offshore to purchase the debentures on April 15, 2008 at a price equal to 100% of the principal amount of the debentures to be purchased plus accrued and unpaid interest. Diamond Offshore may pay such purchase price with either cash or shares of Diamond Offshore common stock or a combination of cash and shares of Diamond Offshore common stock. In addition, holders may require Diamond Offshore to purchase for cash all or a portion of their debentures upon a change of control, as defined in the Indenture under which the debentures are to be issued.

Diamond Offshore will issue $400 million principal amount of the debentures and has granted an option to purchase up to an additional $60 million principal amount of debentures to cover any over-allotments. The transaction is expected to result in net proceeds to Diamond Offshore of $390.5 million, assuming the over-allotment option is not exercised. The Company intends to use the net proceeds for general corporate purposes.

Closing of the transaction is scheduled for April 11, 2001 subject to customary closing conditions.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The debentures and the shares of Diamond Offshore common stock issuable upon conversion thereof have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Diamond Offshore is a leader in deep water drilling. The Company's fleet of 45 offshore drilling rigs consists of 30 semisubmersibles, 14 jack-ups and one drillship. The fleet operates in the waters of six of the world's seven continents.

Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements regarding the timing of and conditions to closing and the amount and use of proceeds. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.













                                        2